LIMITED POWER OF ATTORNEY	Exhibit 24
For Executing SEC Forms ID, 3, 4, 5 and 144


The undersigned hereby constitutes and appoints Lou H. Jones, Christopher
J. Sternberg, Kenneth M. Cox, Clara M. Passafiume, and Debra A. Wood, and each of them signing individually, his or her true and lawful attorney-in-fact to:

1.	Execute for and on behalf of the undersigned Form ID, Uniform
Application for Access Codes to File on EDGAR, any other forms or applications to change or obtain new EDGAR access codes or passwords, and Forms 3, 4 and 5 Statements of Beneficial Ownership of Securities in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, regarding my ownership of and transactions in securities issued by Papa John's International, Inc. (the "Company");

2.	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Forms ID, 3, 4, 5 and 144 and the timely filing of such application, notice or form with the Securities and Exchange Commission, NASDAQ and any other authority; and

3.	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with any applicable securities laws, rules or regulations, including but not limited to Section 16 of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933 and rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 20th day of February, 2008.



						/s/ J. Jude Thompson
						J. Jude Thompson